Exhibit 4.2

   Certificate                                                       Shares
     Number         SEE REVERSE FOR CERTAIN RESTRICTIONS


                         MAJESTIC SAFE-T-PRODUCTS, LTD.

            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


                                 PREFERRED STOCK
The Corporation is authorized to issue 500,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share.

This Certifies that S P E C I M E N is the owner of _______ fully paid and non-assessable shares of preferred stock, par value $0.001 per share, of Majestic Safe-T-Products, Ltd. (the "Corporation").

This Certificate is transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this day of , 20 .




 PRESIDENT                                   SECRETARY











         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT -        Custodian
                                                        -------         --

TEN ENT - as tenants by the entireties      (Cust)   (Minor)

JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors

         survivorship and not as tenants                           Act
                                                                    -
         in common                                                 (State)

 Additional abbreviations may also be used though not in the above list.


         For Value Received,                                 hereby sell, assign
                             -------------------------------
and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



                                                                       shares
----------------------------------------------------------------------
of preferred stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.